                            SCHEDULE 14-A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [ ]
FILED BY A PARTY OTHER THAN THE REGISTRANT [X]
CHECK THE APPROPRIATE BOX:
[ ]  PRELIMINARY PROXY STATEMENT
[X]  DEFINITIVE PROXY STATEMENT
[ ]  DEFINITIVE ADDITIONAL MATERIALS
[ ]  SOLICITING MATERIAL PURSUANT TO SECTION 240.14a-11(c) OR SECTION 240.14a-12


                             BROOKLINE BANCORP, INC.
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                   ------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X]  NO FEE REQUIRED.
[ ]  $125 PER EXCHANGE ACT RULES 0-11(c)(1)(ii),14a-6(i)(1),OR 14a-6(j)(2).
[ ] $500 PER EACH PARTY TO THE CONTROVERSY PURSUANT TO EXCHANGE ACT RULE 14a-6(i)(3).
[ ]  FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(4) AND 0-11.


         1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

            ---------------------------------------------------------------

         2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

            ---------------------------------------------------------------

         3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11:

            ---------------------------------------------------------------

         4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

            ---------------------------------------------------------------

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

1) AMOUNT PREVIOUSLY PAID:


2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:


3) FILING PARTY:


4) DATE FILED: MARCH 15, 2001

March 9, 2001


Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Brookline Bancorp, Inc. (the "Company"). The Annual Meeting will be held at the Brookline Holiday Inn, 1200 Beacon Street, Brookline, Massachusetts 02446, at 10:00 a.m. on April 19, 2001.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of the Company.

The business to be conducted at the Annual Meeting consists of the election of six directors to the Board of Directors of the Company. In addition, at the Annual Meeting, stockholders will consider and vote on a Plan of Charter Conversion by which the Company will convert its charter from a Massachusetts corporation regulated by the Massachusetts Division of Banks and the Board of Governors of the Federal Reserve System, to a Federal corporation regulated by the Office of Thrift Supervision. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" the election of directors and "FOR" the Plan of Charter Conversion.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,




Richard P. Chapman, Jr.
President and Chief Executive Officer

                             BROOKLINE BANCORP, INC.
                              160 WASHINGTON STREET
                         BROOKLINE, MASSACHUSETTS 02445
                                 (617) 730-3500

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On April 19, 2001

         Notice is hereby given that the Annual Meeting of Brookline Bancorp, Inc. (the "Company") will be held at the Brookline Holiday Inn, 1200 Beacon Street, Brookline, Massachusetts 02446 at 10:00 a.m. on April 19, 2001.

         A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

         The Annual Meeting is for the purpose of considering and acting upon:

         1.       the election of six Directors to the Board of Directors;

         2. the Plan of Charter Conversion by which the Company will convert from a Massachusetts corporation to a Federal corporation; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

         Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 2, 2001 are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.

         A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's main office, 160 Washington Street, Brookline, Massachusetts 02445, for the ten days immediately prior to the Annual Meeting. It also will be available for inspection at the meeting itself.

         EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER FOR YOU TO VOTE PERSONALLY AT THE ANNUAL MEETING.

         If the Plan of Charter Conversion is approved by the stockholders at the Annual Meeting and consummated by the Company, any stockholder (1) who files with the Company before the taking of the vote on the approval of the Plan of Charter Conversion, written objection to the Plan of Charter Conversion stating that he or she intends to demand payment for his or her shares if the charter conversion is consummated and (2) whose shares are not voted in favor of such action, has or may have the right to demand in writing from the Company (or its successor as it exists after the charter conversion) within twenty days after the date of mailing to him or her of notice in writing that the charter conversion has been consummated, payment for his or her shares and an appraisal of the value thereof. The Company and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts.

                                       By Order of the Board of Directors



                                       George C. Caner, Jr.
                                       Secretary

March 9, 2001

-------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
-------------------------------------------------------------------------------

                                 PROXY STATEMENT


                             BROOKLINE BANCORP, INC.
                              160 WASHINGTON STREET
                         BROOKLINE, MASSACHUSETTS 02445
                                 (617) 730-3500


                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 19, 2001

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Brookline Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at the Brookline Holiday Inn, 1200 Beacon Street, Brookline, Massachusetts 02446, on April 19, 2001, at 10:00 a.m., and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 9, 2001.

-------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
-------------------------------------------------------------------------------

         Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. WHERE NO INSTRUCTIONS ARE INDICATED, VALIDLY EXECUTED PROXIES WILL BE VOTED "FOR" THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT FOR CONSIDERATION AT THE ANNUAL MEETING.

         The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

         Proxies may be revoked by sending written notice of revocation to the Secretary of the Company at the address shown above. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

-------------------------------------------------------------------------------
                     VOTING SECURITIES AND VOTING PROCEDURES
-------------------------------------------------------------------------------

         Holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock"), as of the close of business on March 2, 2001 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 29,641,500 shares issued and 27,455,572 shares outstanding, 15,420,350 of which were held by Brookline Bancorp, M.H.C. (the "Mutual Holding Company"), and 12,035,222 of which were held by stockholders other than the Mutual Holding Company ("Minority Stockholders"). The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

         As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the six nominees proposed by the Board of Directors or to WITHHOLD AUTHORITY to vote for the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld.

         As to the approval of the Plan of Charter Conversion, the proxy card being provided by the Board of Directors enables a stockholder to: (i) vote FOR the proposal; (ii) vote AGAINST the proposal; or (iii) ABSTAIN from voting on the proposal. The affirmative vote of at least two-thirds of the outstanding shares of common stock of the Company is required for the approval of the Plan of Charter Conversion. Broker non-votes and proxies marked ABSTAIN will be counted for purposes of determining that a quorum is present, but will have the same effect as a vote against the Plan of Charter Conversion.

         Proxies solicited hereby will be returned to the Company and will be tabulated by an Inspector of Election designated by the Company's Board of Directors.

-------------------------------------------------------------------------------
                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
-------------------------------------------------------------------------------


         Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, including shares owned by Brookline Bancorp, M.H.C. and its directors and executive officers.


                                                        AMOUNT OF SHARES
                                                        OWNED AND NATURE                       PERCENT OF SHARES
       NAME AND ADDRESS OF                               OF BENEFICIAL                          OF COMMON STOCK
        BENEFICIAL OWNERS                                 OWNERSHIP(1)                            OUTSTANDING

       Brookline Bancorp, M.H.C.                           15,420,350                               56.2%
       160 Washington Street
       Brookline, Massachusetts 02445

       Brookline Bancorp, M.H.C.                           16,879,442                               59.8
       and all Directors and Executive Officers
       as a Group (17 persons) (2)

-----------------------------

(1) A person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2) The Company's executive officers and directors are also executive officers and trustees of the Mutual Holding Company, except for Ms. Ginns.


-------------------------------------------------------------------------------
                        PROPOSAL 1--ELECTION OF DIRECTORS
-------------------------------------------------------------------------------


         The Company's Board of Directors currently is composed of 15 members. The Company's bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated to serve as directors, David C. Chapin, John L. Hall, II, Hollis W. Plimpton, Jr., Rosamond
B. Vaule and Franklin Wyman, Jr., each of whom is currently a member of the Board of Directors and each of whom has been nominated to serve for a three-year period and until his or her successor has been elected and shall qualify. The Board of Directors also has nominated Charles H. Peck, currently a member of the Board of Directors, to serve as a director for a two-year period and until his successor has been elected and shall qualify.

         The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.


                                                                                              SHARES OF
                                                                                            COMMON STOCK
                                                                                            BENEFICIALLY
     NAMES AND                             POSITIONS          DIRECTOR     CURRENT TERM       OWNED ON           PERCENT
    ADDRESS(1)            AGE                HELD             SINCE(2)      TO EXPIRE       RECORD DATE(3)     OF CLASS(5)
   ------------          ----             ----------         ---------     ------------     -------------      -----------

                                                        NOMINEES

David C. Chapin          64                Director             1989            2001             49,167             *
John L. Hall, II         61                Director             1983            2001             37,000             *
Charles H. Peck          60       Executive Vice President      1995            2001            184,838            0.6%
Hollis W. Plimpton, Jr.  70                Director             1974            2001             17,500             *
Rosamond B. Vaule        63                Director             1989            2001             57,808             *
Franklin Wyman, Jr.      79                Director             1974            2001            125,000            0.4


                                             DIRECTORS CONTINUING IN OFFICE

Oliver F. Ames            80               Director             1973            2003             93,000            0.3
Dennis S. Aronowitz       69               Director             1991            2003             37,983             *
William G. Coughlin       68               Director             1976            2003             94,000            0.3
Joseph J. Slotnik         64               Director             1970            2003             69,172             *
George C. Caner, Jr.      75               Secretary            1966            2002             44,000             *
Richard P. Chapman, Jr.   66            President and           1972            2002            369,338            1.3
                                    Chief Executive Officer
Edward D. Rowley          82               Director             1966            2002             19,060             *
William V. Tripp, III     62               Director             1975            2002             46,893             *
Peter O. Wilde            61               Director             1993            2002             43,140             *

                                     NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Paul R. Bechet            58         Senior Vice President       N/A           N/A               96,654            0.3
                                  and Chief Financial Officer
Susan M. Ginns            55         Senior Vice President       N/A           N/A               74,539             *
                                         and Treasurer

All Directors and Executive                                                                   1,459,092(4)         5.2
Officers as a Group (17 persons)

----------------------------------------

(1) The mailing address for each person listed is 160 Washington Street, Brookline, Massachusetts 02445. Each of the directors listed is also a trustee of Brookline Bancorp, M.H.C., which owns the majority of the Company's issued and outstanding shares of Common Stock.

(2) Reflects initial appointment to the Board of Trustees of the mutual predecessor, Brookline Savings Bank. With the exception of Messrs. Aronowitz, Caner, Hall, Plimpton, Rowley and Ms. Vaule, all directors of the Company continue to serve as directors of the Bank.

(3) See definition of "beneficial ownership" in the table in "Voting Securities and Principal Holders Thereof." The shares of common stock in this column include 760,000 shares in total and by individual the following shares which may be acquired by the persons indicated pursuant to the exercise of stock options within 60 days of the Record
         Date: Mr. Chapin - 30,000; Mr. Hall - 25,000; Mr. Peck - 105,000; Mr.
         Plimpton - 10,000; Mrs. Vaule - 25,000; Mr. Wyman - 60,000; Mr. Ames - 40,000; Mr. Aronowitz - 25,000; Mr. Coughlin - 40,000; Mr. Slotnik - 40,000; Mr. Caner - 25,000; Mr. Chapman - 180,000; Mr. Rowley - 10,000;
         Mr. Tripp - 30,000; Mr. Wilde - 30,000; Mr. Bechet - 40,000; Ms. Ginns
         - 45,000.

(4) Includes 19,869 shares of Common Stock allocated to the accounts of executive officers under the ESOP and excludes the remaining 527,003 shares of Common Stock (representing 1.9% of the shares of Common Stock outstanding as of the Record Date) owned by the ESOP for the benefit of the employees of the Company and the Bank. Under the terms of the ESOP, shares of Common Stock allocated to the account of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares, unless its fiduciary duties require otherwise.

(5) Percent of Class is calculated by dividing the number of shares in the sixth column of this table by the total shares of common stock outstanding at the Record Date (27,455,572 shares) plus 760,000 shares representing the total number of shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

*        Less than three-tenths of 1%.

         The principal occupation during the past five years of each director and executive officer of the Company is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

         OLIVER F. AMES has served as a member of the Executive Committee (formerly the Board of Investment) of the Bank since 1974. Mr. Ames serves on the board of directors of a number of civic and charitable organizations. From 1962 through 1970, Mr. Ames served as a State Senator.

         DENNIS S. ARONOWITZ, an attorney, retired in 1996 from Boston University where he served on the faculty of the Law School since 1967 and was Director of the Banking Law Center and Graduate Banking Law programs. He also is a trustee of a number of John Hancock mutual funds.

         GEORGE C. CANER, JR. serves as the Secretary of the Company. Mr. Caner is an attorney at the law firm of Ropes & Gray, where he was a partner from 1965 through 1996. Mr. Caner currently is Of Counsel at the firm.

         DAVID C. CHAPIN is a Principal of T. H. Niles Real Estate Group, Inc., a real estate investment, property appraisal and management company, and has served in that capacity since 1998. From 1975 to 1998, he served as President of Cameron Properties.

         RICHARD P. CHAPMAN, JR. has served as President of the Bank from 1973 through April 2000 and Chief Executive Officer since 1975. He has served as President and Chief Executive Officer of the Company since its organization in 1998. Mr. Chapman is also a trustee of a number of John Hancock mutual funds and a trustee of Northeastern University.

         WILLIAM G. COUGHLIN became a member of the Executive Committee in 1997. Mr. Coughlin is a private investor in commercial real estate.

         JOHN L. HALL, II is President of Hall Properties, Inc., a real estate investment, management and development company, and has served in that capacity since 1989.

         CHARLES H. PECK became President of the Bank in April 2000 and is an Executive Vice President of the Company. He has served as the Senior Loan Officer of the Bank since 1970.

         HOLLIS W. PLIMPTON, JR. is Rector of St. George's Anglican Church.

         EDWARD D. ROWLEY, prior to his retirement, was associated with a retail merchandising firm and served in an administrative position at the Harvard Business School.

         JOSEPH J. SLOTNIK has served as a member of the Executive Committee since 1974. Mr. Slotnik is a private investor and previously was managing partner of the Boston office of a brokerage and investment firm.

         WILLIAM V. TRIPP, III is an attorney and partner at Holland & Knight, LLP, and has been with that firm since 1968.

         ROSAMOND B. VAULE is active in volunteer work for various educational and charitable organizations.

         PETER O. WILDE became President of Tuftane Extrusion Technologies, Inc., a manufacturing company, in 1998. In 1997, he became Managing Director of Beckwith Bemis Incorporated, a coatings and finishing company. Previously, he was Vice President of Finance and Administration at Ran Demo, Inc., a materials technology company, and served in that position since 1991.

         FRANKLIN WYMAN, JR. became a member of the Executive Committee in 1979. Mr. Wyman is Chairman and Treasurer of O'Conor, Wright, Wyman, Inc., a consulting firm providing advisory services in mergers and acquisitions, where he has been since 1984. He is a director of Fitchburg Gas & Electric Company and retired as a director of Unitil Corporation, an electric utility company in New Hampshire, in 2000.

         EXECUTIVE OFFICERS OF THE COMPANY WHO ARE NOT DIRECTORS

         PAUL R. BECHET is Senior Vice President and Chief Financial Officer of the Bank, a position he has held since June 1997. He also serves as Senior Vice President and Chief Financial Officer of the Company. Mr. Bechet is a certified public accountant who, prior to joining the Bank, was a partner at KPMG Peat Marwick LLP since 1972. His primary areas of responsibility include financial reporting and risk management.

         SUSAN M. GINNS is Senior Vice President and Treasurer of the Bank, a position she has held since 1987. She also serves as Senior Vice President and Treasurer of the Company. Her primary areas of responsibility include retail banking, marketing and personnel.

OWNERSHIP REPORTS BY OFFICERS AND DIRECTORS

         The Common Stock of the Company is registered with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3,4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4 or 5 on a timely basis. All of the Company's officers and directors filed these reports on a timely basis.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The business of the Boards of Directors of the Company, the Bank and Lighthouse Bank ("Lighthouse") is conducted through meetings and activities of the Boards and their committees. The Board of the Company has the following committees: Audit Committee, CRA Committee, Bond and Salary Committee, Executive Committee and Nominating Committee. The Board of the Bank has the following committees: Audit Committee, Bond and Salary Committee, Executive Committee, Loan Committee, Nominating Committee and Watch Committee.

         During the year ended December 31, 2000, the Board of Directors of the Company held 13 meetings and the Board of Directors of the Bank held 13 meetings. During the year ended December 31, 2000, except for Reverend Hollis W. Plimpton, Jr., no director attended fewer than 75% of the total meetings of the Boards of Directors and committees on which such director served.

         The CRA Committee consists of directors Ames, Aronowitz and Vaule. The Committee met quarterly during the year ended December 31, 2000 to review the status of the Bank's CRA program and any reports issued by regulators resulting from their examination of the Bank's compliance with CRA regulations.

         The Bond and Salary Committee of the Company and the Bank consists of directors Ames, Slotnik, Tripp and Wyman. The Committee met once during the year ended December 31, 2000 to review executive compensation and employment contracts. It recommends the compensation to be paid to the Company's three highest paid officers, reviews the parameters that must be met for bonuses to be paid to selected officers and approves the actual amounts of bonuses paid.

         The Nominating Committee of the Company and the Bank consists of directors Coughlin, Wilde and Wyman. The Committee meets as needed to identify, evaluate and recommend to the Board of Directors potential candidates for election as directors and appointments to the Board's committees. It also reviews officer candidates and recommends to the Board of Directors their election to office. The Committee met once during the year ended December 31, 2000.

         The Executive Committee consists of directors Ames, Chapman, Coughlin, Slotnik and Wyman. The Committee met 13 times during the year ended December 31, 2000 to exercise general control and supervision of all matters pertaining to the interests of the Company and the Bank, subject at all times to the direction of the Board of Directors.

         The Loan Committee consists of directors Chapman, Coughlin and Wyman. The Committee generally meets weekly to review and approve all loan requests over $500,000.

         The Watch Committee consists of directors Chapman and Slotnik. The Committee met quarterly during the year ended December 31, 2000 to review the status of the loan portfolio and OREO properties, the classification of loans and the adequacy of the allowance for losses on loans and OREO.

         The Audit Committee of the Company consists of directors Chapin, Tripp and Wilde. The committee reviews the contents of and conclusions in audit reports prepared by the internal auditor and the Company's independent auditors, reviews and approves the annual engagement of the Company's independent auditors, the Company's audit policy, the internal audit function and the plan of audit coverage, and reviews with management the Company's financial statements and internal controls. The Audit Committee of the Company met six times during the year ended December 31, 2000. Each member of the Audit Committee of the Company is "independent" as defined in the listing standards of the National Association of Securities Dealers. The Company's Board of Directors has adopted a written charter for the Audit Committee of the Company, which is attached to this proxy statement as Exhibit A.

AUDIT FEES

         The independent auditor of the Company and the Bank during the year ended December 31, 2000 was Grant Thornton LLP. The aggregate fees and expenses billed by Grant Thornton LLP in connection with the audit of the Company's annual financial statements as of and for the year ended December 31, 2000 and for the required review of the Company's financial information included in its Form 10-Q filings for the year 2000 was $103,310.

ALL OTHER FEES

         The aggregate fees and expenses billed by Grant Thornton LLP for all other services rendered to the Company for the year ended December 31, 2000 was $88,457. The services consisted of tax return preparation and tax planning, assessment of certain aspects of information systems security, and consultation regarding the Company's stock option awards. The Audit Committee, after consideration of the matter, does not believe the rendering of these services by Grant Thornton LLP to be incompatible with maintaining Grant Thornton LLP's independence as the Company's principal accountant.

AUDIT COMMITTEE REPORT

         In accordance with rules established by the SEC, the Audit Committee of the Company has prepared the following report for inclusion in this proxy statement:

         As part of its ongoing activities, the Audit Committee has:

         o Reviewed and discussed with management the Company's audited consolidated financial statements for the year ended December 31, 2000;

         o Discussed with the independent auditors of the Company the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATIONS WITH AUDIT COMMITTEES, as amended; and

         o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, and has discussed with the independent auditors their independence.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                    This report has been provided by the Audit Committee:

                          David C. Chapin
                          William V. Tripp, III
                          Peter O. Wilde

PERFORMANCE GRAPH

         Set forth hereunder is a performance graph comparing (a) the total return on the Common Stock for the period beginning on March 25, 1998 through December 31, 2000, (b) the cumulative total return on stocks included in the S&P 500 Index over such period, (c) the cumulative total return on stocks included in the SNL MHC Thrift Index over such period, and (d) the cumulative total return on stocks included in the SNL New England Thrift Index over such period. The cumulative total return on the Common Stock was computed assuming the reinvestment of cash dividends during the period.


           [GRAPHIC OF PERFORMANCE GRAPH FOR BROOKLINE BANCORP, INC.]







                                                                         PERIOD ENDING
                                  -------------------------------------------------------------------------------------------
INDEX                               03/25/98     06/30/98     12/31/98     06/30/99      12/31/99     06/30/00     12/31/00
--------------------------------  ------------ ------------ ------------  -----------  ------------ ------------ ------------

Brookline Bancorp, Inc.                 100.00        89.81        69.94        70.93         60.44        71.79        72.96
S&P 500                                 100.00       103.30       112.81       126.77        136.55       135.97       124.11
SNL New England Thrift Index            100.00        96.23        81.59        83.67         69.85        66.93        85.62
MHC Thrifts                             100.00        90.59        64.83        65.94         57.66        61.93        80.40

         There can be no assurance that the Common Stock's performance will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The full Board of Directors of the Company approves the salaries to be paid each year to the three highest paid officers of the Company, based on the recommendations of the Bond and Salary Committee. Richard P. Chapman, Jr. and Charles H. Peck are directors of the Company in addition to being executive officers of the Company and of the Bank. Messrs. Chapman and Peck do not participate in the Board of Directors' determination of compensation for their respective offices.

REPORT OF THE BOND AND SALARY COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         Under rules established by the SEC, the Company is required to provide certain data and information regarding compensation and benefits provided to its Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Bond and Salary Committee of the Board of Directors has prepared the following report for inclusion in this proxy statement.

         The Committee annually reviews the performance of the Chief Executive Officer and other executive officers and approves changes to base compensation as well as the level of bonus, if any, to be awarded. In determining whether the employment agreements of the Chief Executive Officer and other executive officers should be extended, the Committee took into account the individual performance of each executive officer and the performance of the Company under the direction of the executive officers. Other factors considered by the Committee in 2000 included each executive officer's general managerial oversight of the Company, the quality of communications with the Board of Directors, and the Company's record of compliance with regulatory requirements.

         While the Committee does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer and other executive officers, and while it weighs a variety of different factors in its deliberations, it has emphasized and expects to continue to emphasize the profitability and scope of the Company's operations, the experience, expertise and management skills of the executive officers and their roles in the future success of the Company, as well as compensation surveys prepared by banking associations and professional firms to determine compensation paid to executives performing similar duties for similarly-sized financial institutions in the New England and Mid-Atlantic Regions. While each of the quantitative and non-quantitative factors described above was considered by the Committee, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer and other executive officers. Rather, all factors were considered.

         The amount of bonus payments to an executive officer is based on the performance of the Company as measured against certain quantitative thresholds. Specifically, bonus payments are based on the Company's level of net operating income, net interest margin, non-performing assets and operating expenses. The performance thresholds for bonus payments have been established by the full Board of Directors. In 2000, the Committee did not recommend any changes to the bonus payments derived from the application of the foregoing quantitative criteria.

         With respect to Richard P. Chapman, Jr., the Chief Executive Officer, the Committee recommended to the full Board of Directors a $15,000 increase in base salary to $400,000 in 2000. Mr. Chapman's annual bonus was increased by $4,500 to $120,000 for 2000.

         This report has been provided by the Bond and Salary Committee:

         Oliver F. Ames                     Joseph J. Slotnik
         William V. Tripp, III              Franklin Wyman, Jr.

DIRECTORS' COMPENSATION

         Executive officers of the Company, the Bank and Lighthouse receive no fees for service on the Board of Directors of the Company, the Bank and Lighthouse or on any committees of the Boards. Directors of the Company receive an annual retainer of $1,000 and directors of the Bank and Lighthouse (comprised of seven outside directors of the Company and Mr. Chapman) receive an annual retainer of $5,000. Directors of the Company receive fees of $750 for each meeting attended except for the Secretary of the Company who receives $900 for each meeting. No additional fees are paid to directors who also attend meetings of the Bank and Lighthouse held on the same day as meetings of the Company. When Board meetings are held concurrently with meetings of the Board of Trustees of Brookline Bancorp, M.H.C., meeting fees are partially assumed by Brookline Bancorp, M.H.C.

         Members of the Audit Committee and the CRA Committee receive fees of $750 for each meeting attended. The chairman of the Audit Committee receives an additional annual retainer of $2,000. Members of the Executive Committee of the Bank receive an annual retainer of $5,000 plus fees of $750 for each meeting attended. The Vice Chairman of the Committee receives an additional retainer of $4,000. Members of the Loan Committee of the Bank receive an annual retainer of $18,000. The outside director on the Watch Committee receives an annual retainer of $5,000 and an additional $2,000 for serving as Chairman of the Committee.

EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation paid and bonuses accrued as well as certain other compensation paid or accrued for services rendered in all capacities during the years ended December 31, 2000, 1999 and 1998 to the Chief Executive Officer of the Company and the three other executive officers of the Company who received total annual compensation in excess of $100,000 ("Named Executive Officers").


                                                                                                    LONG-TERM COMPENSATION
                                                                                           ----------------------------------------
                                                     ANNUAL COMPENSATION                                 AWARDS            PAYOUT
                                          -----------------------------------------------  ------------------------------  --------
                               YEAR                                        OTHER ANNUAL      RESTRICTED        OPTIONS/
   NAME AND PRINCIPAL          ENDED                                       COMPENSATION        STOCK            SARS        LTIP
        POSITION               12/31         SALARY           BONUS           (1)(2)         AWARDS(3)           (#)       PAYOUTS
-------------------------    ---------    -------------    -----------    ---------------  ---------------    -----------  --------

Richard P. Chapman, Jr.        2000        $ 400,000       $120,000         $ 17,251           $      -         -          -
     President and Chief       1999          385,000        115,500           15,001          1,340,750      300,000       -
     Executive Officer         1998          365,000        109,500           17,178                  -         -          -

Charles H. Peck                2000          192,500         48,125           12,633                  -         -          -
     Executive Vice            1999          185,000         46,250           10,869            670,375      175,000       -
     President                 1998          175,000         43,750           11,762                  -         -          -

Paul R. Bechet                 2000          142,500         35,625            8,605                  -         -          -
     Senior Vice President     1999          135,000         33,750            8,931            243,281      100,000       -
     and Chief Financial       1998          127,500         31,875            7,459                  -         -          -
     Officer

Susan M. Ginns                 2000          131,000         32,750            9,563                  -         -          -
     Senior Vice President     1999          126,000         31,500            8,852            405,469      75,000        -
     and Treasurer             1998          120,000         30,000            9,184                  -         -          -




   NAME AND PRINCIPAL            ALL OTHER
        POSITION               COMPENSATION(4)
-------------------------    ------------------

Richard P. Chapman, Jr.          $23,802
     President and Chief          22,246
     Executive Officer            14,544

Charles H. Peck                   23,802
     Executive Vice               22,246
     President                    14,544

Paul R. Bechet                    23,802
     Senior Vice President        21,614
     and Chief Financial             -
     Officer

Susan M. Ginns                    22,774
     Senior Vice President        20,842
     and Treasurer                13,649


----------------------------------
(FOOTNOTES ON FOLLOWING PAGE)

-----------------------------------

(1) The Company also provides certain members of senior management with the use of an automobile, club membership dues and certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer.

(2) Includes premium paid for group term life insurance and medical and dental insurance coverage.

(3) Includes stock awards of 124,000, 62,000, 22,500 and 37,500 shares granted in 1999 to Messrs. Chapman, Peck and Bechet and Ms. Ginns, respectively, under the Company's 1999 Recognition and Retention Plan. The awards to Messrs. Chapman and Peck and Ms. Ginns vested in two equal installments on October 19, 1999 and October 19, 2000. The award to Mr. Bechet vests in eight equal annual installments commencing on April 19, 2000. The officers receive all dividends paid on shares awarded to them. All awards vest immediately upon termination of employment due to death, disability, normal retirement or following a change in control. The dollar amounts set forth in the table represent the market value of the shares awarded on the date of the awards. As of December 31, 2000, the market value of the shares awarded to Messrs. Chapman, Peck and Bechet and Ms. Ginns was $1,426,000, $713,000, $258,750 and $431,250, respectively.

(4) Represents the market value of shares allocated to officers' accounts pursuant to the Employee Stock Ownership Plan as of the allocation dates.

EMPLOYMENT AND SEVERANCE AGREEMENTS

         EMPLOYMENT AGREEMENTS. The Bank has entered into substantially identical employment agreements with Messrs. Chapman and Peck. Each of the agreements has a term of 36 months. On each anniversary date, the agreement may be extended for an additional twelve months, so that the remaining term shall be 36 months. If the agreement is not renewed, the agreement will expire 36 months following the anniversary date. Under the agreements, the current Base Salaries for Messrs. Chapman and Peck are $420,000 and 200,000, respectively. The Base Salary may be increased but not decreased. In addition to the Base Salary, the agreement provides for, among other things, participation in retirement plans and other employee and fringe benefits applicable to executive personnel. The agreement provides for termination by the Bank for cause at any time. In the event the Bank terminates the executive's employment for reasons other than for cause, or in the event of the executive's resignation from the Bank (such resignation to occur within the period or periods set forth in the employment agreement) upon (i) failure to re-elect the executive to his current offices,
(ii) a material change in the executive's functions, duties or responsibilities, or relocation of his principal place of employment by more than 30 miles, (iii) liquidation or dissolution of the Bank, (iv) a breach of the agreement by the Bank, or (v) following a change in control of the Bank or the Company, the executive, or in the event of death, his beneficiary, would be entitled to severance pay in an amount equal to three times the Base Salary and the highest bonus paid during any of the last three years. Messrs. Chapman and Peck would receive an aggregate of $2,364,275 pursuant to their employment agreements upon a change in control of the Bank or the Company, based upon current levels of compensation. The Bank also would continue the executive's life, health, dental and disability coverage for 36 months from the date of termination. In the event the payments to the executive include an "excess parachute payment" as defined by Code Section 280G (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment.

         Under the agreement, the executive's employment may be terminated upon his retirement in accordance with any retirement policy established on behalf of the executive and with his consent. Upon the executive's retirement, he will be entitled to all benefits available to him under any retirement or other benefit plan maintained by the Bank. In the event of the executive's disability for a period of six months, the Bank may terminate the agreement provided that the Bank will be obligated to pay him his Base Salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by the Bank. In the event of the executive's death, the Bank will pay his Base Salary to his named beneficiaries for one year following his death, and will also continue medical, dental and other benefits to his family for one year. The employment agreement provides that, following his termination of employment, the executive will not compete with the Bank for a period of one year.

         SEVERANCE AGREEMENTS. The Bank has entered into severance agreements (the "Severance Agreements") with seven other officers of the Bank, including Mr. Bechet and Ms. Ginns, which provide certain benefits in the event of a change in control of the Bank or the Company. Each of the Severance Agreements provides for a term of 36 months. Commencing on each anniversary date, the Board of Directors may extend any Severance Agreement for an additional year. The Severance Agreements enable the Bank to offer to designated officers certain protections against termination without cause in the event of a "change in control." For these purposes, a "change in control" is defined generally to mean: (i) consummation of a plan of reorganization, merger or sale of substantially all of the assets of the Bank or the Company where the Bank or the Company is not the surviving entity; (ii) changes to the Board of Directors of the Bank or the Company whereby individuals who constitute the current Board cease to constitute a majority of the Board, subject to certain exceptions; (iii) a change in "control" as defined by the BHCA, in effect on the date of the Severance Agreement; (iv) a transaction or occurrence whereby any person becomes the beneficial owner of 25% or more of the voting securities of the Company; and (v) a tender offer is made for 25% or more of the voting securities of the Company and 25% or more of the stockholders have tendered their shares. These protections against termination without cause in the event of a change in control are frequently offered by other financial institutions, and the Bank may be at a competitive disadvantage in attracting and retaining key employees if it does not offer similar protections. Although the Severance Agreements may have the effect of making a takeover more expensive to an acquiror, the Bank believes that the benefits of enhancing the Bank's ability to attract and retain qualified management persons by offering the Severance Agreements outweighs any disadvantage of such agreements.

         Following a change in control of the Company or the Bank, an officer is entitled to a payment under the Severance Agreement if the officer's employment is involuntarily terminated during the term of such agreement, other than for cause, as defined, or if the officer voluntarily terminates employment during the term of such agreement as the result of a demotion, loss of title, office or significant authority, reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than 30 miles from its location immediately prior to the change in control. In the event that an officer who is a party to a Severance Agreement is entitled to receive payments pursuant to the Severance Agreement, he will receive a cash payment up to a maximum of one times the average of the three preceding years' annual base salary and bonuses. Mr. Bechet and Ms. Ginns would receive an aggregate of $325,833 and the remaining officers would receive an aggregate of $474,063, pursuant to their severance agreements upon a change in control of the Bank or the Company. In addition to the severance payment, each covered officer is entitled to receive life, health, dental and disability coverage for a period of up to 12 months from the date of termination. Notwithstanding any provision to the contrary in the Severance Agreement, payments under the Severance Agreements are limited so that they will not constitute an excess parachute payment under
Section 280G of the Internal Revenue Code.

         LIGHTHOUSE EMPLOYMENT AND SEVERANCE AGREEMENTS. Lighthouse has entered into employment agreements with two senior executive officers of Lighthouse as well as severance agreements with three other officers of Lighthouse. The employment agreements are substantially similar to the employment agreements entered into by the Bank with senior executives of the Bank (discussed above). The severance agreements are substantially similar to the severance agreements entered into by the Bank with officers of the Bank (and described above). The senior executive officers and other officers of Lighthouse would receive an aggregate of $1,530,000 pursuant to their respective agreements upon a change in control of Lighthouse or the Company, based upon current levels of compensation.

COMPENSATION OF OFFICERS AND DIRECTORS THROUGH BENEFIT PLANS

         MEDICAL, DENTAL, LIFE AND OTHER SIMILAR EMPLOYEE BENEFIT PLANS. The Bank and Lighthouse (collectively, the "Banks") provide eligible employees (i.e., generally full-time employees and employees who work more than 17 1/2 hours per week) with group life (after three months of employment), accidental death and dismemberment, and long term disability coverage. For its eligible employees, the Banks pay 80% of the monthly premiums for group health coverage and 50% of the monthly premiums for individual and family dental coverage. The Banks pay 100% of the monthly premiums for group life insurance coverage after the employee has completed one year of service. The Banks also sponsor a flexible benefits plan under which employees can pay their ratable share of health insurance premiums on a pre-tax basis and a medical expense reimbursement plan under which employees can defer their salary on a pre- tax basis to cover the costs of certain medical expenses not reimbursed through insurance or otherwise.

         DEFINED BENEFIT PENSION PLAN. On July 6, 2000, the Board of Directors of the Bank voted to terminate, effective September 30, 2000, the Bank's defined benefit pension plan, a non-contributory qualified retirement plan for eligible employees from the Savings Banks Employee Retirement Association (the "Plan"). In connection with the termination of the Plan, the Bank's Board of Directors also voted to cease the accrual of pension benefits, effective July 31, 2000. Final Plan termination is subject to approval by the Internal Revenue Service.

         As a result of the termination of the Plan, eligible employees will be offered a single sum settlement equal to the value of their benefits under the Plan. In addition, a portion of the surplus of the Plan will be used to enhance benefits of eligible employees. If these eligible employees do not roll over these benefits into other pension vehicles, they will be subject to significant tax penalties. The following are estimated settlements and enhancements for the executive officers of the Bank:


                         EXECUTIVE             BASIC VALUE       ENHANCEMENT            TOTAL
                  ----------------------    ----------------  ---------------       -------------

                  Richard P. Chapman          $  1,021,690       $  165,580         $  1,187,270
                  Charles H. Peck                  559,616          103,018              662,634
                  Paul R. Bechet                    53,562           82,854              136,416
                  Susan M. Ginns                   405,694           80,617              486,311

         SUPPLEMENTAL RETIREMENT INCOME AGREEMENT. The Bank has entered into non-qualified supplemental retirement income agreements ("SRIA") for the benefit of Mr. Richard P. Chapman, Mr. Charles H. Peck and Ms. Susan M. Ginns. The SRIA for Mr. Chapman and Mr. Peck provide them with benefits generally equal to 70% of their average compensation for the three calendar years with the highest rate of compensation in the ten calendar year period prior to retirement, reduced by any distribution they are entitled to receive from the Bank's pension plan and one-half of any Social Security benefits. The SRIA for the benefit of Ms. Ginns provides for a benefit at normal retirement equal to $3,000 per month.

         Retirement benefits under the SRIA are generally payable as a monthly benefit or, at the election of the Bank, as a lump sum benefit. The monthly benefits are payable on early or normal retirement or disability and continue until the later of the executive's death or 15 years from the executive's retirement (20 years in the case of Mr. Chapman). Monthly benefits are provided for designated beneficiaries of participants who do not survive until retirement commencing on the date of death and ending on the earlier of (1) the date the executive would have attained his standard life expectancy or (2) 15 years from the date of death (20 years in the case of the death of Mr. Chapman). Under the SRIAs for Messrs. Chapman and Peck, in the case of a change in control, the executive (or in the event of the executive's death, his beneficiary) is irrevocably entitled to elect a lump sum benefit equal to the actuarial equivalent of the monthly benefit to which the executive is entitled at such time. The SRIA is considered an unfunded plan for tax and ERISA purposes. For the year ended December 31, 2000, the Bank charged to expense under the SRIA $295,355, $90,492 and $14,153 to Mr. Chapman, Mr. Peck and Ms. Ginns, respectively. All obligations under the SRIA are payable from the general assets of the Bank.

         401(K) PLAN. The Bank maintains the Savings Banks Employees Retirement Association 401(k) Plan which is a qualified, tax-exempt profit sharing plan with a salary deferral feature under Section 401(k) of the Code (the "401(k) Plan"). All employees who have attained age 21 and have worked at least 1,000 hours are eligible to participate.

         Under the 401(k) Plan, participants are permitted to make salary reduction contributions equal to the lesser of 15% of compensation or $10,500 (as indexed annually). For these purposes, "compensation" includes wages reported on federal income tax form W-2, but does not include compensation in excess of the Code Section 401(a)(17) limits (i.e., $170,000). All employee contributions and earnings thereon are fully and immediately vested. Effective January 1, 2001, the 401(k) Plan was amended to provide for annual contributions by the Bank of 5% of each participant's compensation. In order to be fully vested in the Bank's annual contribution, a participant must complete three years of service with the Bank or the Company. A participant may withdraw salary reduction contributions in the event the participant suffers a financial hardship. The 401(k) Plan permits employees to direct the investment of their own accounts into various investment options.

         Plan benefits will be paid to each participant in the form of a life annuity (or joint and survivor annuity if married) upon retirement or death unless an alternate form of distribution (lump sum or equal payments over a fixed period) is selected. If a participant terminates employment prior to retirement, his vested benefit will be held by the 401(k) Plan until the participant elects to receive his benefit from the plan. If a participant (and the participant's spouse, if married) elects to receive benefits after termination of employment prior to normal or early retirement age, benefits will be paid in a lump sum. Normal retirement age under the plan is age 65. Early retirement age is the earliest of age 62, age 55 with ten years of service, or the date on which a claim for Social Security disability income benefits is approved.

         In 2000, Lighthouse adopted a 401(k) plan for its employees that has substantially identical features to the Bank's 401(k) Plan.

         EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. The Bank has implemented an Employee Stock Ownership Plan (the "ESOP"). The first plan year for the ESOP ended October 31, 1998. In 1999, the plan year was changed to December 31 and, as a result, shares were released to employees as of October 31 and December 31, 1999. Employees with at least one year of employment in which they work 1,000 hours or more with the Bank and who have attained age 21 are eligible to participate. The ESOP has borrowed funds from the Company and used those funds to purchase shares of the Common Stock of the Company. Collateral for the loan is the Common Stock purchased by the ESOP. The loan will be repaid principally from the Bank's contributions to the ESOP over a maximum of 30 years. The interest rate for the loan is fixed at 8.50%. Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid.

         Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of compensation in the year of allocation. For the plan year ended December 31, 2000, 35,833 shares were released from the suspense account and allocated to employees. Participants in the ESOP receive credit for each year of service with the Bank prior to the effective date of the ESOP (up to a maximum of three years). Benefits generally vest over a seven year period. Benefits generally vest at the rate of 20% per year beginning in the third year of service until a participant is 100% vested after seven years or upon normal retirement (as defined in the ESOP), disability or death of the participant or a change in control (as defined in the ESOP). A participant who terminates employment for reasons other than death, retirement or disability prior to seven years of credited service will forfeit the nonvested portion of his benefits under the ESOP. Benefits will be payable in the form of Common Stock and cash upon death, retirement, early retirement, disability or separation from service. The Bank's contributions to the ESOP are discretionary, subject to the loan terms and tax law limits and, therefore, benefits payable under the ESOP cannot be estimated. The Bank is required to record compensation expense in an amount equal to the fair market value of the shares released from the suspense account.

         The Bank's Board of Directors administers the ESOP. The Bank has appointed an independent financial institution to serve as trustee of the ESOP. The ESOP committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees. Under the ESOP, nondirected shares and shares held in the suspense account will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

STOCK BENEFIT PLANS

         The Board of Directors of the Company has adopted the 1999 Stock Option Plan and the 1999 Recognition and Retention Plan, both of which plans have been approved by stockholders. Pursuant to the Recognition and Retention Plan, awards were made to directors and certain executive officers and employees of the Company and affiliates of the Company as determined by the Bond and Salary Committee, which administers the plan. Awards vest for such participants in accordance with a schedule determined by the committee. If a recipient ceases continuous service with the Company or the Bank due to normal retirement, death or disability, or following a change in control, shares subject to restrictions will immediately vest; in the event of cessation of continuous service for any other reason, unvested shares are forfeited and returned to the Company. Recipients have the right to vote nonvested shares that have been awarded and will receive dividends declared on such shares.

         Pursuant to the Stock Option Plan, options to purchase common stock of the Company were granted to directors and certain executive officers and employees of the Company and affiliates of the Company, as determined by the Bond and Salary Committee, which administers the plan. The committee also determines the period over which such awards will vest and become exercisable. The plan provides for awards in the form of stock options, reload options, limited stock appreciation rights and dividend equivalent rights. No options were granted to the Named Executive Officers under the Stock Option Plan during the year ended December 31, 2000.

         Set forth below is certain information concerning options outstanding to the Named Executive Officers at December 31, 2000. No options were exercised by the Named Executive Officers during 2000.

===============================================================================

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

===============================================================================


------------------------------------------------------------------------------------------------------------------------
                                                                           NUMBER OF            VALUE OF UNEXERCISED IN-
                                                                          OPTIONS AT              THE-MONEY OPTIONS
                             SHARES ACQUIRED         VALUE                 YEAR-END                  AT YEAR-END
           NAME               UPON EXERCISE         REALIZED       -----------------------------------------------------
                                                                   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                                                                              (#)
------------------------------------------------------------------------------------------------------------------------

Richard P. Chapman, Jr.             0                 $ --              120,000/180,000             $82,500/$123,750
------------------------------------------------------------------------------------------------------------------------
Charles H. Peck                     0                 $ --              70,000/105,000              $48,125/$72,188
------------------------------------------------------------------------------------------------------------------------
Paul R. Bechet                      0                 $ --               20,000/80,000              $13,750/$55,000
------------------------------------------------------------------------------------------------------------------------
Susan M. Ginns                      0                 $ --               30,000/45,000              $20,625/$30,938
------------------------------------------------------------------------------------------------------------------------


TRANSACTIONS WITH CERTAIN RELATED PERSONS

         All transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of its Common Stock and affiliates thereof, are on terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons. The balance of loans outstanding to directors, executive officers and their related interests amounted to $5,814,305 at December 31, 2000.

-------------------------------------------------------------------------------
                     PROPOSAL 2--PLAN OF CHARTER CONVERSION
-------------------------------------------------------------------------------


GENERAL

         The Board of Directors of the Company has unanimously approved a Plan of Charter Conversion by which the Company would convert its charter from a Massachusetts corporation to a Federal corporation chartered by the Office of Thrift Supervision ("OTS"). This action was taken by the Board of Directors after evaluating the advantages and disadvantages of being regulated as a bank holding company by both the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the Massachusetts Division of Banks (the "Massachusetts Division"), compared to a savings and loan holding company regulated exclusively by the OTS. This action also was taken in light of the decision by the Board of Trustees of the Mutual Holding Company similarly to convert the Mutual Holding Company from its current Massachusetts charter to a Federal mutual holding company charter. In connection with the conversion of the Company and the Mutual Holding Company to Federal charters, the Bank has determined to convert its charter to a federal savings bank charter. The Company, as the sole stockholder of the Bank, will approve the charter conversion of the Bank without further action by the stockholders of the Company. The Company is requesting stockholder approval of the Company's charter conversion, but is not requesting stockholder approval of the Bank's charter conversion. Lighthouse is expected to retain its Massachusetts state savings bank charter, but will make an election under Section 10(l) of the Home Owners' Loan Act to be treated as a "savings association" for purposes of the holding company regulations.

         The Company currently operates in what is commonly referred to as the "two-tier" mutual holding company structure, whereby the Mutual Holding Company owns 56.2% of the Company's outstanding common stock and the Company owns 100% of the outstanding common stock of the Bank. As a result, both the Company and the Mutual Holding Company are regulated as mutual holding companies under Massachusetts and Federal law. The Company has the choice of being regulated as either (i) a mutual holding company by the Federal Reserve Board and the Massachusetts Division, or (ii) a mutual savings and loan holding company exclusively by the OTS. OTS regulations and policy, however, require that if the Company chooses to be regulated as a mutual savings and loan holding company, both the Company and the Mutual Holding Company must be chartered as Federal corporations. It is for this reason that we are asking stockholders to approve the conversion of the Company's existing Massachusetts charter to a Federal corporation pursuant to the Plan of Charter Conversion.

         The charter conversion will be accomplished substantially as follows or in any other manner acceptable to the Board of Directors and applicable bank regulatory authorities: (i) the Mutual Holding Company (or its Federally chartered successor) will organize a Federal corporation as a Federal mid-tier stock holding company subsidiary; (ii) the Company will merge with and into the Federal corporation with the Federal corporation as the surviving entity; and
(iii) in connection with the merger in step (ii) above, all of the issued and outstanding shares of Company common stock will be canceled and converted into and become an equal number of shares of common stock of the Federal corporation, by operation of law.

         The Company and the Mutual Holding Company have filed a joint application to the OTS, the chartering authority for mutual holding companies, for approval of their charter conversions. However, this application is still under review by the OTS and has not yet been approved. Consummation of the charter conversions, even if approved by stockholders of the Company, will be subject to approval by the OTS. If the Company and the Mutual Holding Company fail to receive OTS approval or if OTS approval is made subject to conditions that the Board of Directors deems unacceptable, the charter conversions will not be consummated.

         Set forth below is a discussion of the reasons for the charter conversion, the impact of the charter conversion on the Company, and a comparison of regulatory differences and differences in stockholders' rights that will result from the charter conversion. The following discussion includes a discussion of the material differences between the Company's current Massachusetts Articles of Organization and Bylaws and the Company's proposed Federal Charter and Bylaws. The following discussion is qualified in its entirety by reference to these corporate documents, which are available for review at the offices of the Company.

REASONS FOR THE CHARTER CONVERSION OF THE COMPANY

         The Board of Directors believes that the charter conversion of the Company is advisable and in the best interests of the Company and its stockholders. Among the factors considered by the Board of Directors in approving the Plan of Charter Conversion were the following:

         o The OTS has adopted new rules that the Board of Directors believes enhance the attractiveness of the Federal mutual holding company charter and will benefit the Company and its stockholders. The new OTS rules will permit the Mutual Holding Company to waive the receipt of dividends paid by the Company without causing dilution to the ownership interests of Minority Stockholders in the event of a conversion of the Mutual Holding Company to stock form. By contrast, the Federal Reserve Board, as a matter of policy, has not permitted mutual holding companies to waive the receipt of dividends and management of the Company does not believe that this Federal Reserve Board policy will change in the foreseeable future. The Board of Directors believes that it is important and in the best interests of the Company and the Bank for the Mutual Holding Company to be able to waive the receipt of dividends if it has no immediate need for additional capital. A waiver of dividends by the Mutual Holding Company will enable the Company to retain funds that can be more beneficially utilized by the Company for the benefit of all stockholders. Moreover, the payment of dividends to the Mutual Holding Company results in unnecessary taxation to the Mutual Holding Company and the consequent reduction in capital strength of the Mutual Holding Company and its subsidiaries.

         o The OTS also has proposed new rules regarding the regulation and operation of mutual holding companies that, if adopted, would significantly enhance the mutual holding company structure. In particular, the OTS has proposed rules that would facilitate ongoing operations, capital formation, mergers and acquisitions and the adoption of stock benefit plans in order to make mutual holding companies more competitive with stock holding companies. Even if the proposed OTS rules are not adopted in final form, the OTS has expressed its interest generally in making the mutual holding company charter a charter of choice for mutual institutions considering conversion to stock form.

         o The Board of Directors of the Company also believes that the OTS, among regulators, has the greatest expertise in regulating mutual holding companies and in processing mutual holding company transactions, which typically raise more complex issues than transactions by stock holding companies. The Board of Directors wishes to take advantage of this expertise so that the Company and the Bank may pursue potential transactions with a higher level of certainty. However, there are no such transactions that are currently contemplated by the Company.

         o Under current OTS regulations, a Federally chartered holding company has no consolidated capital requirements, which enhances the flexibility to leverage its balance sheet and finance acquisitions. By contrast, the Company currently is subject to capital adequacy guidelines for bank holding companies.

         o The Federal mutual holding company charter has been modernized and improved under recently enacted financial modernization legislation. Specifically, Federal mutual holding companies now have all of the powers of financial holding companies, plus certain additional enumerated powers.

         o The charter conversion will result in the Company and the Mutual Holding Company being regulated by the OTS only. Currently, the Mutual Holding Company and the Company are regulated by both the Federal Reserve Board and the Massachusetts Division.

         The Board of Directors of the Company also considered the potential disadvantages of the charter conversion. In order for the Company to be regulated as a savings and loan holding company, each of the Bank and Lighthouse must qualify as a "qualified thrift lender." Attaining and maintaining its status as a qualified thrift lender may require some restructuring of the Bank's balance sheet. Also among the potential disadvantages is a proposed amendment by the OTS to its mutual-to-stock conversion regulations that would require a converting institution (including the Mutual Holding Company) to demonstrate in its business plan that it has a need for additional capital and that it would have a return on equity that is acceptable to the OTS without regard to dividends or stock repurchases. If adopted, the new rule would give the OTS considerable discretion to deny or delay stock conversion applications by well-capitalized institutions. There can be no assurance that this proposed rule will be adopted in final form, nor can the Company draw any conclusions as to how any regulation might be applied either generally or specifically to the Mutual Holding Company in the event of a "second-step conversion." The Company and the Mutual Holding Company have no current plans to undertake a second-step conversion.

CONDITIONS TO THE CHARTER CONVERSION

         The charter conversion will not be completed unless: (i) the Plan of Charter Conversion is approved by at least two-thirds of the outstanding shares of common stock of the Company; (ii) the Company receives a favorable opinion of counsel as to the federal income tax consequences of the charter conversion; and
(iii) the charter conversion is approved by the OTS.

         The Mutual Holding Company, which owns a majority of the outstanding shares of common stock of the Company, intends to vote its shares in favor of the Plan of Charter Conversion. In addition, members of the Board of Directors and management of the Company intend to vote their shares in favor of the Plan of Charter Conversion. As of the Record Date, the Mutual Holding Company beneficially owned 56.2% and directors and management of the Company beneficially owned 5.2% of the outstanding shares of the Company.

         Moreover, the charter conversion of the Company will not be completed unless the charter conversion of the Mutual Holding Company also is completed. The charter conversion of the Mutual Holding Company is subject to the approval of (i) the OTS and (ii) the requisite vote of the Mutual Holding Company's corporators.

IMPACT OF THE CHARTER CONVERSION ON OPERATIONS

         The charter conversion will have no impact on the daily operations of the Company, the Bank, Lighthouse or the Mutual Holding Company. Each of the Bank and Lighthouse will continue its operations at the same locations, with the same management, and subject to all the rights, obligations and liabilities existing immediately prior to the charter conversion. The charter conversion is not expected to result in any material increased expenses or regulatory burden to the Mutual Holding Company, the Company, the Bank or Lighthouse. Following the charter conversion, the Company will continue to file periodic reports and proxy materials with the Securities and Exchange Commission (the "SEC").

HOLDING COMPANY POWERS AND REGULATION

         The following is a description of the powers and regulation of mutual holding companies regulated by the Federal Reserve Board and mutual savings and loan holding companies regulated by the OTS. This description does not purport to be complete and is qualified in its entirety by reference to the applicable laws and regulations.

         REGULATORY AUTHORITY. Currently, the Company is regulated as a mutual bank holding company by the Federal Reserve Board under the Bank Holding Company Act and the regulations of the Federal Reserve Board and by the Massachusetts Division. The Federal Reserve Board also has extensive enforcement authority over bank holding companies, including, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and for unsafe or unsound practices.

         Following the charter conversion, the Company will be regulated as a mutual savings and loan holding company under the Home Owners' Loan Act, and will be required to register with and be subject to OTS examination and supervision, as well as certain OTS reporting requirements. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the Bank.

         PERMISSIBLE ACTIVITIES. The Bank Holding Company Act generally prohibits a bank holding company (including a mutual bank holding company) from engaging directly or indirectly in activities other than those directly related to or incidental to banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or Federal Reserve Board regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The list of activities permitted by the Federal Reserve Board includes, among other things: owning a savings association, mortgage company, finance company, credit card company or factoring company; performing certain data processing operations; providing certain investment and financial advice; underwriting and acting as an insurance agent for certain types of credit-related insurance; leasing property on a full payout, non- operating basis; selling money orders, travelers' checks and United States savings bonds; appraising real estate and personal property; providing tax planning and preparation services; and, subject to certain limitations, providing securities brokerage services for customers. Financial modernization legislation enacted by Congress in 1999 has expanded the permissible activities of bank holding companies that elect to be regulated as "financial holding companies." Financial holding companies are companies that elect to be so treated and that meet certain safety and soundness requirements, and have a "satisfactory" rating under the Community Reinvestment Act. Financial holding companies have authority to engage in activities permissible for bank holding companies, as well as activities that are determined to be "financial in nature" or complementary or incidental to such activities, including insurance and securities underwriting activities. The Company has not elected to be regulated as a financial holding company.

         Under the Home Owners' Loan Act and OTS regulations, a Federal mutual holding company is permitted to, among other things: (i) own a savings association or savings bank; (ii) acquire a mutual institution; (iii) merge with or acquire another mutual holding company, one of whose subsidiaries is a savings institution; (iv) acquire non- controlling amounts of the stock of savings institutions and savings institution holding companies, subject to certain restrictions; (v) invest in any corporation that a savings association may invest in under federal law or under the law of any state where the savings association has its home office; (vi) furnish or perform management services for a savings institution subsidiary; (vii) hold, manage or liquidate assets owned or acquired from a savings institution subsidiary of such company; (viii) hold or manage properties used or occupied by a savings institution subsidiary of such company; and (ix) act as a trustee under deed or trust. In addition, a Federal mutual holding company may engage in any other activity that is permissible for bank holding companies under the Bank Holding Company Act. Finally, under the recently enacted financial modernization legislation, Federal mutual holding companies may engage in any activity in which a financial holding company may engage, including maintaining an insurance agency, escrow business and underwriting securities and insurance. Moreover, a Federal mutual holding company may engage in the activities of a financial holding company without having to make the financial holding company election that is applicable to bank holding companies.

         HOLDING COMPANY REGULATORY CAPITAL REQUIREMENTS. As a mutual bank holding company, the Company currently is subject to the Federal Reserve Board's capital adequacy guidelines on a consolidated basis. Under Federal Reserve Board policy, a bank holding company must serve as a source of strength for its subsidiary bank. Under this policy, the Federal Reserve Board may require, and has required in the past, a holding company to contribute additional capital to an undercapitalized savings bank. Following the charter conversion, the Company would not be subject to the capital requirements of the Federal Reserve Board. Mutual savings and loan holding companies do not have any regulatory capital requirements. However, the OTS has proposed a rule that would require savings and loan holding companies with consolidated capital of less than 10% to notify OTS 30 days before undertaking certain significant new business activities, such as the issuance or guarantee of debt, certain asset acquisitions (other than cash or U.S. Government securities), or any transaction that reduces a holding company's capital by 10% or more, so that the OTS can assess the potential impact on the risk profile of the holding company and its subsidiaries. The Company's consolidated capital at December 31, 2000 substantially exceeded 10%. Moreover, there can be no assurance that the proposed rule will be adopted by the OTS, or if adopted, what form the final rule will take.

         MERGERS AND ACQUISITIONS. As a mutual bank holding company, the Company currently is required to obtain the approval of the Federal Reserve Board before: (i) acquiring, directly or indirectly, the ownership or control of any voting securities of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares; (ii) acquiring all or substantially all of the assets of another bank or bank holding company; or (iii) merging or consolidating with another bank holding company. The Bank Holding Company Act also prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company that is not a bank or bank holding company. The Home Owners' Loan Act prohibits a savings and loan holding company from, directly or indirectly, acquiring more than 5% of the voting stock of another savings association or savings and loan holding company, or from acquiring such an institution or company by merger, consolidation, or purchase of its assets, without the prior written approval of the OTS. In evaluating applications by holding companies to acquire other financial institutions, both the OTS and the Federal Reserve Board consider the financial and managerial resources and future prospects of the acquiror and the merging institution, the convenience and needs of the community and competitive factors.

         PAYMENT OF CASH DIVIDENDS. The Federal Reserve Board has issued a policy statement on payment of cash dividends by bank holding companies that states that a bank holding company should pay cash dividends only to the extent that the holding company's net income for the past year is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the holding company's capital needs, asset quality and overall financial condition. The Federal Reserve Board has also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the prompt corrective action regulations adopted by the Federal Reserve Board, the Federal Reserve Board may prohibit a bank holding company from paying any dividends if the holding company's bank subsidiary is classified as "under-capitalized." OTS regulations generally do not restrict the ability of a savings and loan holding company to pay dividends.

         STOCK REPURCHASES. A bank holding company is required to give the Federal Reserve Board prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of its consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, Federal Reserve Board order, or any condition imposed by, or written agreement with, the Federal Reserve Board. This notification requirement does not apply to any company that meets the well-capitalized standard for commercial banks, has a safety and soundness examination rating of at least a "2" and is not subject to any unresolved supervisory issues. The FDIC restricts stock repurchases by recently converted holding companies of savings institutions or mutual holding companies to 5% of their outstanding shares during the first year after a mutual-to-stock conversion, with no restrictions thereafter. Finally, Massachusetts Division regulations applicable to the Company limit repurchases of common stock within three years of its issuance to no greater than 5% of the outstanding capital stock of the Company unless compelling and valid business reasons are established to the satisfaction of the Massachusetts Division. Following the charter conversion, the Company would be subject to regulations of the OTS which restrict stock repurchases by holding companies of recently converted savings institutions or mutual holding companies to 5% of their outstanding shares during the first year after a conversion. However, following the first year anniversary of the conversion, the OTS imposes no restrictions on stock repurchases.

         QUALIFIED THRIFT LENDER TEST. In order for the Company to be regulated as a savings and loan holding company by the OTS (rather than as a bank holding company by the Federal Reserve Board), each of the Bank and Lighthouse must qualify as a "qualified thrift lender" under OTS regulations or satisfy the "domestic building and loan association" test under Section 7701(a)(19) of the Internal Revenue Code. Under the qualified thrift lender test, a savings institution is required to maintain at least 65% of its "portfolio assets" (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and related securities, home equity loans, educational loans, small business loans and credit card loans) in at least nine months out of each 12 month period. The Bank currently maintains the majority of its portfolio assets in qualified thrift investments. While the Bank would not have met the qualified thrift lender test in the last 12 months had the Bank been subject to this test, the Bank expects to qualify as a "qualified thrift lender" within a specified period of time following the closing of the charter conversion (subject to the approval of the OTS).

         FEDERAL SECURITIES LAWS. The Company's common stock currently is registered with the SEC under the Securities Exchange Act of 1934. The Company currently observes the information, proxy solicitation, insider trading restrictions and other requirements under this act. The charter conversion will not change the registration of the common stock under this act, as the Company will continue to comply with the requirements of this act following the charter conversion.

INDEMNIFICATION OF OFFICERS AND DIRECTORS AND LIMITATION OF LIABILITY

         The Company's current Articles of Organization seek to ensure that the ability of directors and executive officers to exercise their best business judgment in managing corporate affairs, subject to their continuing fiduciary duties of loyalty to the Company and its stockholders, is not unreasonably impeded by exposure to the potentially high personal costs or other uncertainties of litigation. The Articles of Organization provide that a director or officer of the Company while serving as such shall be indemnified and held harmless by the Company to the fullest extent authorized by the Massachusetts Business Corporation Law against all expense, liability and loss (including attorneys' fees or penalties and amounts paid in settlement) reasonably incurred or suffered by such persons. The right to indemnification includes, in the case of a director or officer at the level of Vice President or above, and in the case of any other officer may include, the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, any such advancement of expenses is subject to the indemnified person's undertaking to repay all amounts so advanced if a final judicial decision finds that the person was not entitled to be indemnified. Generally, under the Massachusetts Business Corporation Law, an individual may not be indemnified if he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the Company.

         In addition, the Company's Articles of Organization provide that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty except for liability (i) for any breach of his duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising from certain unlawful distributions, or
(iv) for any transaction from which the director derived an improper personal benefit.

         The proposed federal mid-tier holding company Charter and Bylaws do not similarly provide for indemnification of directors and executive officers or for limitation of liability of these persons. However, the OTS has indicated that as a matter of policy, mid-tier stock holding companies are subject to the same regulations with respect to indemnification to which federal savings banks are subject. OTS regulations require a federal savings bank to indemnify its directors, officers and employees against legal and other expenses incurred in defending lawsuits brought or threatened against them by reason of their performance as directors, officers, or employees. Indemnification may be made only if final judgment on the merits is in the person's favor or in case of (i) settlement,

(ii) final judgment against the person, or (iii) final judgment in such person's favor, other than on the merits, if a majority of the disinterested directors of the savings bank determines that the person was acting in good faith within the scope of such person's employment or authority as such person could reasonably have perceived it under the circumstances and for a purpose such person could have reasonably believed under the circumstances was in the best interests of the savings bank or its stockholders. If a majority of the disinterested directors of the savings bank concludes that in connection with an action any person ultimately may become entitled to indemnification, the directors may authorize payment of reasonable costs and expenses arising from defense or settlement of such action. A savings bank is required to give the OTS at least sixty (60) days notice of its intention to make indemnification and no indemnification shall be made if the OTS objects to the savings bank in writing.

         To the best of management's knowledge, there is currently no pending or threatened litigation for which indemnification may be sought.

COMPARISON OF STOCKHOLDER RIGHTS AND CERTAIN ANTI-TAKEOVER PROVISIONS

         As a result of the charter conversion, holders of the Company's common stock, whose rights are presently governed by the Articles of Organization and Bylaws of the Company as a Massachusetts corporation, will become stockholders of the Company whose rights will be governed by the Federal Charter and Bylaws of the Company.

         CAPITAL STOCK. The Company's Massachusetts Articles of Organization authorize the Company to issue 45,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. The Company's Federal Charter would authorize the Company to issue 75,000,000 shares of common stock, par value $.01 per share, as well as 5,000,000 shares of preferred stock. As of the Record Date, the Company had 27,455,572 shares of common stock outstanding, and the Federal Charter would permit the Company to issue 5,000,000 shares of preferred stock and 75,000,000 shares of common stock without prior stockholder approval, unless such approval is required by a securities exchange.

         CUMULATIVE VOTING. Neither the Company's Massachusetts Articles of Organization nor the Company's Federal Charter provide for cumulative voting in the election of directors. The absence of cumulative voting means that the holders of a majority of the shares voted at a meeting of stockholders may elect all the directors of the Company, thereby precluding minority stockholder representation on the Board of Directors.

         PREEMPTIVE RIGHTS. Under the Massachusetts Business Corporation Law, holders of common stock of the Company are not entitled to preemptive rights with respect to any shares that may be issued. The proposed Federal Charter of the Company also provides that holders of Company common stock are not entitled to preemptive rights with respect to any shares that may be issued.

         VACANCIES ON THE BOARD OF DIRECTORS. Under the Company's Massachusetts Bylaws, a majority vote of directors then in office may appoint new directors to fill vacancies on the Board and directors so chosen shall hold office for a term specified by the directors then in office or, if not specified, for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. In contrast, the Company's Federal Charter provides that any director appointed by a majority of the remaining directors to fill a vacancy shall serve for a term of office continuing only until the next election of directors by stockholders.

         NUMBER AND TERM OF DIRECTORS. The Company's Massachusetts Articles of Organization provide that the number of directors shall be fixed from time to time exclusively by the Board of Directors and that the directors shall be divided into three classes. The Bylaws provide that the number of directors shall be designated from time to time by the Board of Directors, except that in the absence of any such designation, the number of directors shall be 15. The Company's Federal Charter provides that the number of directors shall be not fewer than five nor more than 15, unless the OTS approves a greater or lesser number. The Company's Federal Bylaws specify that the number of directors shall be 15. The Federal Bylaws also provide for the Board of Directors to be classified into three classes as nearly equal in number as possible.

         PRESENTATION OF NEW BUSINESS OR NOMINATIONS FOR DIRECTOR AT MEETINGS OF STOCKHOLDERS. The Company's Massachusetts Bylaws generally provide that for a stockholder to properly bring business before an annual meeting of stockholders or make a nomination to the Board of Directors, he must deliver notice not less than 90 days prior to the date of the annual meeting. The Company's Federal Bylaws provide that any new business to be taken up at an annual meeting of stockholders must be filed with the Secretary of the Company at least five days prior to the date of the annual meeting. Such Bylaws also provide that no nominations for directors by stockholders shall be considered at an annual meeting unless made by stockholders in writing and delivered to the Secretary of the Company at least five days prior to the date of the annual meeting.

         AMENDMENT OF CHARTERING INSTRUMENT AND BYLAWS. An amendment to the Company's Massachusetts Articles of Organization must be approved by at least 80% of the total votes eligible to be cast by stockholders; provided, however, that if the Company's Board of Directors recommends by the affirmative vote of at least two-thirds of the directors then in office, that stockholders approve such amendment, such amendment shall only require a majority of the total votes eligible to be cast to be approved. The Company's current Massachusetts Bylaws may be amended by vote of the majority of the total authorized directorships. If there is an "interested stockholder" (defined to include an owner of more than 5% of the outstanding common stock), the vote by the Board of Directors on a Bylaw amendment shall be a majority of directors unaffiliated with the interested stockholder. The Company's current Massachusetts Bylaws may also be amended by the affirmative vote of at least 80% of the total votes eligible to be cast by stockholders, unless the Board of Directors recommends by a two-thirds vote that a simple majority of votes eligible to be cast be required.

         The Company's Federal Charter may be amended if such amendment is proposed by the Board of Directors and approved by stockholders by a majority of the votes eligible to be cast, unless a higher vote is required by the OTS. The Company's Federal Bylaws may be amended upon approval by a majority vote of the authorized Board of Directors or by a majority vote of the votes cast by stockholders of the Company (and upon receipt of approval by the OTS, if applicable).

         EVALUATION OF OFFERS. The Company's Massachusetts Articles of Organization provide that the Board of Directors, when evaluating any offer to
(i) make a tender or exchange offer for any equity securities of the Company,
(ii) merge or consolidate the Company with another corporation or entity, or
(iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, may, in connection with the exercise of its judgment in determining what is in the best interests of the Company and its stockholders, consider the interests of the Company's employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, and the long-term and short-term interests of the Company and its stockholders, including the possibility that these interests may be best served by the continued independence of the Company. The Company's proposed Federal Charter has no similar provision.

         SHAREHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS. The Company's Massachusetts Articles of Organization require the affirmative vote of at least 80% of the voting power of the then outstanding shares of common stock of the Company to approve certain business combinations that are often referred to as "hostile" takeover attempts; provided, however, that if the business combination shall have been approved by a majority of directors unaffiliated with an "interested stockholder" involved in the business combination, or if certain "fair price" requirements are met, then the required shareholder vote shall be reduced to the affirmative vote of a majority of the outstanding shares. The proposed Federal Charter does not contain a similar provision regarding shareholder voting on such business combinations.

         SPECIAL MEETINGS OF STOCKHOLDERS. The Company's Massachusetts Articles of Organization require a majority of the total authorized directorships (or, if there is an "interested stockholder," a majority of directors unaffiliated with the interested stockholder) to call a Special Meeting of Stockholders of the Company. The proposed Federal Bylaws provide that a Special Meeting of Stockholders may be called upon the written request of at least 10% of the outstanding capital stock of the Company entitled to be voted at the meeting.

         REMOVAL OF DIRECTORS. The Company's Massachusetts Articles of Organization provide that any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the vote of at least 80% of the then outstanding shares of common stock. The proposed Federal Bylaws provide for removal of directors at a meeting of shareholders called expressly for that purpose by a vote of a majority of the shares then entitled to vote.

OPTIONAL EXCHANGE OF STOCK CERTIFICATES

         After the charter conversion, stock certificates evidencing shares of common stock of the Company under its Massachusetts Articles of Organization and Bylaws will represent, by operation of law, the same number of shares of Company common stock under the Federal Charter. Holders of common stock will not be required to exchange their existing stock certificates for new stock certificates of the Company as a Federal corporation, but will have the option to do so. DO NOT SEND YOUR STOCK CERTIFICATES TO THE COMPANY AT THIS TIME.

TAX CONSEQUENCES

         The Company has received an opinion of its special counsel, Luse Lehman Gorman Pomerenk & Schick, P.C., Washington, D.C., that the charter conversion constitutes a reorganization under Section 368 of the Internal Revenue Code, and that no gain or loss will be recognized by Company stockholders as a result of the charter conversion. It should be noted that this opinion of counsel is not binding upon the Internal Revenue Service. Each Company stockholder should consult his own tax counsel as to specific federal, state and local tax consequences of the charter conversion, if any, to such stockholder.

ACCOUNTING TREATMENT

         The charter conversion will be accounted for in the same manner as a pooling-of-interests transaction.

AMENDMENT OR TERMINATION OF THE PLAN OF CHARTER CONVERSION

         The Board of Directors of the Company may cause the Plan of Charter Conversion to be amended or terminated if the Board determines for any reason that such amendment or termination would be advisable. However, no such amendment may be made to the Plan of Charter Conversion after stockholder approval if such amendment is deemed to be materially adverse to the stockholders of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE CHARTER CONVERSION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE PLAN OF CHARTER CONVERSION.


-------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
-------------------------------------------------------------------------------

         In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 160 Washington Street, Brookline, Massachusetts 02445, no later than November 10, 2001. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.


-------------------------------------------------------------------------------
                   OTHER MATTERS AND ADVANCE NOTICE PROCEDURES
-------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Securities Exchange Act of 1934.

         The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than ninety (90) days before the date fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

         The date on which the Annual Meeting of Stockholders is expected to be held is April 18, 2002. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2002 Annual Meeting of Stockholders must be given to the Company no later than January 19, 2002. If the charter conversion is approved, pursuant to the proposed Bylaws of the Company as a Federal corporation, written notice of any new business to be taken up at the annual meeting must be filed with the Company at least five days prior to the date of the annual meeting, or by April 13, 2002.


-------------------------------------------------------------------------------
                                  MISCELLANEOUS
-------------------------------------------------------------------------------

         The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. Proxies also may be solicited personally or by mail, telephone or telegraph by the Company's directors, officers and employees, without additional compensation therefor. The Company also will request persons, firms and corporations holding shares in their names, or in the names of their nominees which are beneficially owned by others, to send proxy materials to and to obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO PAUL R. BECHET, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, BROOKLINE BANCORP, INC., 160 WASHINGTON STREET, BROOKLINE, MASSACHUSETTS 02445, OR CALL AT 617-730-3500.

                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           George C. Caner, Jr.
                                           Corporate Secretary

Brookline, Massachusetts
March 9, 2001

                                                                       EXHIBIT A


                             BROOKLINE BANCORP, INC.

                             AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to shareholders and others, the systems of internal control established by management and the audit process. Also, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, the internal auditor and the independent accountants.

ORGANIZATION

o The Audit Committee shall be appointed annually by the Board of Directors.

o        The Audit Committee shall consist of at least three members.

o Only independent directors may be members of the Audit Committee. An independent director is an individual who meets the independence and experience requirements of the NASDAQ Stock Market, Inc.

o The Board shall appoint one of the members of the Audit Committee as Chairperson. The Chairperson will be responsible for the scheduling and development of written agendas for all Committee meetings.

In meeting its responsibilities, the Committee shall:

GENERAL

o Have the power to conduct or authorize investigations into any matters within the Company's scope of responsibilities. The Committee shall have unrestricted access to members of management and relevant information. The Committee may retain independent counsel, accountants or others to assist it in the conduct of any investigation.

o        Meet four times per year or more frequently as circumstances require.

o Report Committee actions to the Board of Directors with recommendations as the Committee may deem appropriate.

o        Review annually and update the Committee's Charter.

o Meet at least annually with the independent accountants, the internal auditor and management in separate sessions to discuss any matters that the Committee believes should be discussed privately with the Audit Committee.

o Provide for inclusion in the Company's proxy statement or other SEC filings any report from the Audit Committee required by applicable laws and regulations and stating, among other things, whether the Audit Committee has:

         - Reviewed and discussed the annual audited financial statements with management.

         - Discussed with the independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61.

         - Received disclosures from the outside accountants regarding their independence as required by Independence Standards Board Standard No. 1 and discussed with them their independence.

         - Recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

INTERNAL CONTROLS AND RISK ASSESSMENT

o Review and evaluate the effectiveness of the Company's process for assessing significant risks or exposures and the steps management has taken to monitor and control such risks to the Company.

o Consider and review with management, the internal auditor and the independent accountants:

         - The effectiveness of or weaknesses in the Company's internal controls, including the status and adequacy of information systems and security.

         - Any related significant findings and recommendations of the independent accountants and the internal auditor, together with management's responses, including the timetable for implementation of recommendations to correct weaknesses in internal controls.

o Instruct the independent accountants to communicate directly to the Audit Committee any serious difficulties or disputes with management. The independent accountants are ultimately responsible to the Board of Directors and Audit Committee of the Company.

INTERNAL AUDIT

o        Review annually and update the Company's Audit Policy.

o Evaluate the internal audit process for establishing the annual internal audit plan and the assessment of risks.

o        Evaluate the audit scope and role of internal audit.

o Review the appointment and replacement of the officer responsible for the internal audit function.

o        Consider and review with the internal auditor:

         - Significant findings and management's response, including the timetable for implementation to correct weaknesses.

         - Any difficulties encountered in the course of an audit such as restrictions on the scope of their work or access to information.

         -        Any changes required in the planned scope of the audit plan.

         -        The internal audit budget.

COMPLIANCE WITH LAWS AND REGULATIONS

o Ascertain whether the Company has an effective process for determining risks and exposure from asserted and unasserted litigation and claims from noncompliance with laws and regulations.

o Review with the Company's general counsel and other professional advisors, when deemed necessary, any legal, tax or regulatory matters that may have a material impact on the Company's operations and financial statements.

FINANCIAL REPORTING

o Review with management and the independent accountants the Company's quarterly financial statements prior to the filing of its Form 10-Q.

o Based on its review and discussions, advise management whether anything has come to the Audit Committee's attention that causes it to believe that the audited financial statements included in the Company's Form 10-K contain an untrue statement of material facts or omit to state a necessary material fact.

o Review with management and the independent accountants at the completion of the annual examination:

         - The Company's annual financial statements and related footnotes.

         - The independent accountants' audit of the financial statements and their report.

         - Any significant changes required in the independent accountants' audit plan.

         - Any difficulties or disputes with management encountered during the audit.

         -        The Company's accounting principles.

         - Other matters related to conduct which should be communicated to the Audit Committee under generally accepted auditing standards.

INDEPENDENT ACCOUNTANTS

o Recommend to the Board of Directors the independent accountants to be engaged, approve the fees of the independent accountants and review and approve the discharge of the independent accountants.

o Review the scope and approach of the annual audit with the independent accountants.

o Review the independent accountants' process for identifying and responding to key audit and internal control risks.

                                    * * * * *

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, resolve disagreements, if any, between management and the independent accountants or assure compliance with laws and regulations.

                                 REVOCABLE PROXY

                             BROOKLINE BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 19, 2001

         The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Brookline Holiday Inn, 1200 Beacon Street, Brookline, Massachusetts 02446 on April 19, 2001, at 10:00 a.m. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:


                                                                                                  VOTE
                                                                      FOR                       WITHHELD

                                                                  (EXCEPT AS
                                                                   MARKED TO
                                                                 THE CONTRARY
                                                                     BELOW)


1.       The election as Directors of all nominees listed below
         each to serve for a three-year term                          / /                         / /

                  David C. Chapin
                  John L. Hall, II
                  Charles H. Peck
                  Hollis W. Plimpton, Jr.
                  Rosamond B. Vaule
                  Franklin Wyman, Jr.

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

------------------------------

------------------------------

------------------------------

------------------------------

------------------------------

------------------------------


                                                                       FOR         AGAINST      ABSTAIN

2.       The approval of the Plan of Charter Conversion by which       / /          / /           / /
         the Company will convert its charter from a
         Massachusetts corporation to a Federal corporation.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

-------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated March 9, 2001 and audited financial statements.


Dated: _________________________                       Check Box if You Plan
                                                  / /  to Attend Annual Meeting


--------------------------------              ---------------------------------
PRINT NAME OF Stockholder                     PRINT NAME OF Stockholder


--------------------------------              ---------------------------------
SIGNATURE OF Stockholder                      SIGNATURE OF Stockholder


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.


-------------------------------------------------------------------------------

           PLEASE COMPLETE AND DATE THIS PROXY AND RETURN IT PROMPTLY
                    IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

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